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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-2938) of Horizon Health Corporation; the Registration Statement on Form S-8 (No. 333-36953) of Horizon Health Corporation; the Registration Statement on Form S-8 (No. 333-91761) of Horizon Health Corporation; and the Registration Statement on Form S-8 (no. 333-44690) of our report on Horizon Health Corporation dated October 8, 2001 appearing on Page F - 2 of this Form 10-K. We also consent to the incorporation by reference of our report dated October 8, 2001 relating to the Financial Statement Schedule, which appears on page S - 2 of this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP.

PricewaterhouseCoopers LLP
Dallas, Texas
November 13, 2001